Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q4 FY14 AND FY14 FINANCIAL RESULTS

Full-Year Non-GAAP EPS and Operating Cash Flow Doubles Year-Over-Year
Non-GAAP Digital Net Revenue of $1.8 Billion Delivers 45% of Total Revenue
Announcing New $750 Million Share Repurchase

REDWOOD CITY, CA - May 6, 2014 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter ended March 31, 2014.

“Electronic Arts delivered outstanding results in fiscal year 2014. Most importantly, we produced hit games, innovative digital content and services, and amazing entertainment for our players around the world,” said Chief Executive Officer Andrew Wilson. “It was a transformative year for EA in a dynamic year for our industry, and I’m even more excited for the new experiences we will deliver in fiscal year 2015 and beyond.”

“While navigating through a year of tremendous change in the industry, which included a challenging console transition, we were able to exceed revenue guidance, lower our operating expenses, double operating cash flows, and invest in new products and services for the future,” said Chief Financial Officer Blake Jorgensen. “On a non-GAAP basis, we drove higher gross margins, improving our operating profit margins to 18%.”

This release, along with ongoing updates regarding EA’s business, is available on EA’s blog at http://ea.com/news.

Selected Financial and Operating Highlights and Metrics:
*On a non-GAAP basis

•
Calendar year-to-date, EA continues to be the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World led by FIFA 14, Titanfall™, Battlefield 4™, Need For Speed™ Rivals and Madden NFL 25.

•	In the fiscal fourth quarter, EA titles represented 40% of Western World combined title sales for the PlayStation®4 and Xbox One.

•	Mobile revenue set a new EA record, contributing nearly $460 million* for the fiscal year.

•	EA’s mobile business reached more than 130 million monthly active users in the fiscal year, and in Q4, EA mobile games were downloaded 143 million times.

•	EA’s Ultimate Team services generated more than $380 million* in fiscal year 2014, with Madden Ultimate Team growing 90% year-over-year.

•	Operating cash flow for the fiscal year was $712 million, more than doubling last year’s operating cash flow of $324 million.

•	Calendar year-to-date, FIFA 14, Titanfall and Battlefield 4 were three of the top five best-selling titles across all platforms in the Western World.

•	EA makes history as Bruce Lee steps into The Octagon™ for the first time with EA SPORTS™ UFC® launching on June 17.

Q4 Financial Highlights:

For the quarter, non-GAAP net revenue of $914 million was above our guidance of $800 million. Non-GAAP diluted earnings per share of $0.48 was above our guidance of $0.09.

(in millions of $, except per share amounts)	Quarter Ended 3/31/14	Quarter Ended 3/31/13
GAAP Digital Net Revenue	$491	$453
GAAP Packaged Goods and Other Net Revenue	618	730
GAAP Distribution Net Revenue	14	26
GAAP Total Net Revenue	$1,123	$1,209

Non-GAAP Digital Net Revenue	$550	$618
Non-GAAP Packaged Goods and Other Net Revenue	350	396
Non-GAAP Distribution Net Revenue	14	26
Non-GAAP Total Net Revenue	$914	$1,040

GAAP Net Income	$367	$323
Non-GAAP Net Income	152	169
GAAP Diluted Earnings Per Share	1.15	1.05
Non-GAAP Diluted Earnings Per Share	0.48	0.55

Cash Provided by Operations	$281	$233

Fiscal Year Financial Highlights:

(in millions of $, except per share amounts)	FY Ended 3/31/14	FY Ended 3/31/13
GAAP Net Revenue	$3,575	$3,797
GAAP Net Income	8	98
GAAP Diluted Earnings Per Share	0.03	0.31
Non-GAAP Net Revenue	4,021	3,793
Non-GAAP Net Income	534	264
Non-GAAP Diluted Earnings Per Share	1.69	0.84

Cash Provided by Operations	$712	$324

Stock Repurchase Program

EA has announced that a special committee of its Board of Directors, on behalf of the full Board, has authorized a new program to repurchase up to $750 million of EA’s common stock. This new stock repurchase program, which expires on May 31, 2016, supersedes and replaces the existing stock repurchase authorization approved by EA’s Board of Directors in July 2012.
Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of May 6, 2014

The following forward-looking statements, as well as those made above, reflect expectations as of May 6, 2014. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2015 Expectations - Ending March 31, 2015

•	GAAP net revenue is expected to be approximately $4.38 billion.

•	Non-GAAP net revenue is expected to be approximately $4.10 billion.

•	GAAP diluted earnings per share is expected to be approximately $2.37.

•	Non-GAAP diluted earnings per share is expected to be approximately $1.85.

•	The Company estimates a share count of 326 million for purposes of calculating fiscal year 2015 diluted earnings per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $275 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $150 million of stock-based compensation;

◦	Approximately $70 million of acquisition-related expenses;

◦	Approximately $3 million of restructuring charges;

◦	Approximately $22 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be approximately $141 million higher than GAAP tax expense.

First Quarter Fiscal Year 2015 Expectations - Ending June 30, 2014

•	GAAP net revenue is expected to be approximately $1.20 billion.

•	Non-GAAP net revenue is expected to be approximately $700 million.

•	GAAP diluted earnings per share is expected to be approximately $1.26.

•	Non-GAAP diluted loss per share is expected to be approximately $(0.05).

•	The Company estimates a share count of 322 million for purposes of calculating first quarter fiscal year 2015 diluted earnings per share, and 313 million for diluted loss per share.

•	Expected non-GAAP net loss excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $500 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $35 million of stock-based compensation;

◦	Approximately $18 million of acquisition-related expenses;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $20 million lower than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 6, 2014 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter ended March 31, 2014 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-677-1083 (domestic) or 773-799-3213 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until May 20, 2014 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Loss (gain) on strategic investments

▪	Restructuring charges

▪	Stock-based compensation

▪	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management excludes the effect of this amortization in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.
Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments from its non-GAAP financial measures.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2015 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013.

These forward-looking statements are current as of May 6, 2014. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2014.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2014.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players in over 200 countries.

In fiscal year 2014, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

For additional information, please contact:

Rob Sison	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-7787	650-628-3601
rsison@ea.com	jreseburg@ea.com

EA SPORTS, Battlefield 4, Battlefield, The Sims, Dragon Age, Need for Speed, and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. Titanfall is a trademark of Respawn Entertainment, LLC. UFC® and The Octagon™ are registered trademarks, trademarks, trade dress or service marks owned exclusively by Zuffa, LLC and affiliated entities in the United States and other jurisdictions. BRUCE LEE® is a registered trademark of Bruce Lee Enterprises, LLC. John Madden, NFL and FIFA are the property of their respective owners and used with permission. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
Net revenue
Product	$756	$852	$2,134	$2,738
Service and other	367	357	1,441	1,059
Total net revenue	1,123	1,209	3,575	3,797
Cost of revenue
Product	123	219	1,032	1,085
Service and other	100	90	315	303
Total cost of revenue	223	309	1,347	1,388
Gross profit	900	900	2,228	2,409
Operating expenses:
Marketing and sales	155	198	680	788
General and administrative	105	96	410	354
Research and development	289	287	1,125	1,153
Acquisition-related contingent consideration	2	1	(35)	(64)
Amortization of intangibles	4	9	16	30
Restructuring and other	1	—	(1)	27
Total operating expenses	556	591	2,195	2,288
Operating income	344	309	33	121
Gain on strategic investments	—	25	—	39
Interest and other income (expense), net	(7)	(4)	(26)	(21)
Income before provision (benefit) for income taxes	337	330	7	139
Provision (benefit) for income taxes	(30)	7	(1)	41
Net income	$367	$323	$8	$98
Earnings per share
Basic	$1.18	$1.07	$0.03	$0.32
Diluted	$1.15	$1.05	$0.03	$0.31
Number of shares used in computation
Basic	310	301	308	310
Diluted	319	307	316	313

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income, net income and earnings per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
Net revenue
GAAP net revenue	$1,123	$1,209	$3,575	$3,797
Change in deferred net revenue (online-enabled games)	(209)	(169)	446	(4)
Non-GAAP net revenue	$914	$1,040	$4,021	$3,793
Gross profit
GAAP gross profit	$900	$900	$2,228	$2,409
Acquisition-related expenses	15	41	60	93
Change in deferred net revenue (online-enabled games)	(209)	(169)	446	(4)
Stock-based compensation	1	1	2	2
Non-GAAP gross profit	$707	$773	$2,736	$2,500
Operating income
GAAP operating income	$344	$309	$33	$121
Acquisition-related expenses	21	51	41	59
Change in deferred net revenue (online-enabled games)	(209)	(169)	446	(4)
College football settlement expenses	8	—	48	—
Restructuring and other	1	—	(1)	27
Stock-based compensation	39	42	150	164
Non-GAAP operating income	$204	$233	$717	$367
Net Income
GAAP Net income	$367	$323	$8	$98
Acquisition-related expenses	21	51	41	59
Amortization of debt discount	5	5	21	20
Change in deferred net revenue (online-enabled games)	(209)	(169)	446	(4)
College football settlement expenses	8	—	48	—
Gain on strategic investments	—	(25)	—	(39)
Restructuring and other	1	—	(1)	27
Stock-based compensation	39	42	150	164
Income tax adjustments	(80)	(58)	(179)	(61)
Non-GAAP net income	$152	$169	$534	$264
Non-GAAP earnings per share
Basic	$0.49	$0.56	$1.73	$0.85
Diluted	$0.48	$0.55	$1.69	$0.84
Number of shares used in Non-GAAP computation
Basic	310	301	308	310
Diluted	319	307	316	313

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2014	March 31, 2013 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,782	$1,292
Short-term investments	583	388
Receivables, net of allowances of $186 and $200, respectively	327	312
Inventories	56	42
Deferred income taxes, net	74	52
Other current assets	316	239
Total current assets	3,138	2,325
Property and equipment, net	510	548
Goodwill	1,723	1,721
Acquisition-related intangibles, net	177	253
Deferred income taxes, net	28	53
Other assets	140	170
TOTAL ASSETS	$5,716	$5,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119	$136
Accrued and other current liabilities	781	737
Deferred net revenue (online-enabled games)	1,490	1,044
Total current liabilities	2,390	1,917
0.75% convertible senior notes due 2016, net	580	559
Income tax obligations	189	205
Deferred income taxes, net	18	1
Other liabilities	117	121
Total liabilities	3,294	2,803
Common stock	3	3
Paid-in capital	2,353	2,174
Retained earnings	29	21
Accumulated other comprehensive income	37	69
Total stockholders’ equity	2,422	2,267
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,716	$5,070
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
OPERATING ACTIVITIES
Net income	$367	$323	$8	$98
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion, net	57	86	227	264
Stock-based compensation	39	42	150	164
Acquisition-related contingent consideration	2	1	(35)	(64)
Net (gains) losses on investments and disposal of property and equipment	1	(25)	2	(37)
Non-cash restructuring charges	—	—	—	7
Change in assets and liabilities:
Receivables, net	198	74	(12)	56
Inventories	(1)	16	(13)	16
Other assets	(73)	1	(56)	15
Accounts payable	(31)	37	(18)	(78)
Accrued and other liabilities	(78)	(159)	(3)	(106)
Deferred income taxes, net	9	6	16	(7)
Deferred net revenue (online-enabled games)	(209)	(169)	446	(4)
Net cash provided by operating activities	281	233	712	324
INVESTING ACTIVITIES
Capital expenditures	(16)	(25)	(97)	(106)
Proceeds from sale of marketable equity securities	—	47	—	72
Proceeds from maturities and sales of short-term investments	70	55	401	459
Purchase of short-term investments	(330)	(170)	(600)	(414)
Acquisition-related restricted cash	—	6	—	31
Acquisition of subsidiaries, net of cash acquired	—	—	(5)	(10)
Net cash provided by (used in) investing activities	(276)	(87)	(301)	32
FINANCING ACTIVITIES
Proceeds from issuance of common stock	26	15	77	34
Excess tax benefit from stock-based compensation	13	—	13	—
Repurchase and retirement of common stock	—	(13)	—	(349)
Acquisition-related contingent consideration payment	—	—	(1)	(28)
Payment of debt issuance costs	—	—	—	(2)
Net cash provided by (used in) financing activities	39	2	89	(345)
Effect of foreign exchange on cash and cash equivalents	(8)	(14)	(10)	(12)
Increase (decrease) in cash and cash equivalents	36	134	490	(1)
Beginning cash and cash equivalents	1,746	1,158	1,292	1,293
Ending cash and cash equivalents	$1,782	$1,292	$1,782	$1,292

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY13	FY14	FY14	FY14	FY14	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	$1,209	$949	$695	$808	$1,123	(7%)
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
Non-GAAP net revenue	$1,040	$495	$1,040	$1,572	$914	(12%)
Gross profit
GAAP gross profit	$900	$755	$282	$291	$900	—
Acquisition-related expenses	41	15	14	16	15
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
Stock-based compensation	1	—	1	—	1
Non-GAAP gross profit	$773	$316	$642	$1,071	$707	(9%)
GAAP gross profit % (as a % of GAAP net revenue)	74%	80%	41%	36%	80%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	74%	64%	62%	68%	77%
Operating income (loss)
GAAP operating income (loss)	$309	$233	$(252)	$(292)	$344	11%
Acquisition-related expenses	51	26	(26)	20	21
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
College football settlement expenses	—	—	40	—	8
Restructuring and other	—	1	(2)	(1)	1
Stock-based compensation	42	33	38	40	39
Non-GAAP operating income (loss)	$233	$(161)	$143	$531	$204	(12%)
GAAP operating income (loss) % (as a % of GAAP net revenue)	26%	25%	(36%)	(36%)	31%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	22%	(33%)	14%	34%	22%
Net income (loss)
GAAP net income (loss)	$323	$222	$(273)	$(308)	$367	14%
Acquisition-related expenses	51	26	(26)	20	21
Amortization of debt discount	5	5	5	6	5
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
College football settlement expenses	—	—	40	—	8
Gain on strategic investments	(25)	—	—	—	—
Restructuring and other	—	1	(2)	(1)	1
Stock-based compensation	42	33	38	40	39
Income tax adjustments	(58)	46	(22)	(123)	(80)
Non-GAAP net income (loss)	$169	$(121)	$105	$398	$152	(10%)
GAAP net income (loss) % (as a % of GAAP net revenue)	27%	23%	(39%)	(38%)	33%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	16%	(24%)	10%	25%	17%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	$1.05	$0.71	$(0.89)	$(1.00)	$1.15	10%
Non-GAAP earnings (loss) per share	$0.55	$(0.40)	$0.33	$1.26	$0.48	(13%)

Number of diluted shares used in computation
GAAP	307	312	308	309	319
Non-GAAP	307	304	316	317	319

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY13	FY14	FY14	FY14	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	513	395	303	338	474	(8%)
International	696	554	392	470	649	(7%)
Total GAAP net revenue	1,209	949	695	808	1,123	(7%)
North America	(76)	(190)	136	352	(63)
International	(93)	(264)	209	412	(146)
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
North America	437	205	439	690	411	(6%)
International	603	290	601	882	503	(17%)
Total Non-GAAP net revenue	1,040	495	1,040	1,572	914	(12%)
North America	42%	42%	44%	42%	42%
International	58%	58%	56%	58%	58%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	42%	41%	42%	44%	45%
International	58%	59%	58%	56%	55%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other	730	452	223	370	618	(15%)
Full game downloads	55	61	92	60	91
Extra content	162	209	200	185	212
Subscriptions, advertising and other	128	99	80	67	71
Mobile and handheld	108	113	78	98	117
Total Digital	453	482	450	410	491	8%
Distribution	26	15	22	28	14	(46%)
Total GAAP net revenue	1,209	949	695	808	1,123	(7%)
Packaged goods and other	(334)	(350)	447	657	(268)
Full game downloads	44	(24)	(38)	53	21
Extra content	62	(32)	(73)	28	31
Subscriptions, advertising and other	63	(38)	(18)	(1)	(2)
Mobile and handheld	(4)	(10)	27	27	9
Total Digital	165	(104)	(102)	107	59
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
Packaged goods and other	396	102	670	1,027	350	(12%)
Full game downloads	99	37	54	113	112
Extra content	224	177	127	213	243
Subscriptions, advertising and other	191	61	62	66	69
Mobile and handheld	104	103	105	125	126
Total Digital	618	378	348	517	550	(11%)
Distribution	26	15	22	28	14	(46%)
Total Non-GAAP net revenue	1,040	495	1,040	1,572	914	(12%)
Packaged goods and other	60%	48%	32%	46%	55%
Full game downloads	5%	7%	13%	8%	8%

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY13	FY14	FY14	FY14	FY14	Change
Extra content	13%	22%	29%	23%	19%
Subscriptions, advertising and other	11%	10%	12%	8%	6%
Mobile and handheld	9%	12%	11%	12%	11%
Total Digital	38%	51%	65%	51%	44%
Distribution	2%	1%	3%	3%	1%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other	38%	21%	64%	65%	38%
Full game downloads	10%	7%	6%	7%	12%
Extra content	21%	36%	12%	14%	27%
Subscriptions, advertising and other	18%	12%	6%	4%	7%
Mobile and handheld	10%	21%	10%	8%	14%
Total Digital	59%	76%	34%	33%	60%
Distribution	3%	3%	2%	2%	2%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

*Packaged Goods and Other is the equivalent of Publishing and Other as previously disclosed.
*Digital is the equivalent of Wireless, Internet-derived, and Advertising (Digital) as previously disclosed. Additional detail of digital now also included.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY13	FY14	FY14	FY14	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	—	—	—	24	172	100%
Xbox 360, PLAYSTATION 3	783	494	298	425	562	(28%)
Other consoles	7	4	11	10	5	(29%)
Total consoles	790	498	309	459	739	(6%)
PC / Browser	252	298	274	210	238	(6%)
Mobile	109	113	75	97	115	6%
Other	58	40	37	42	31	(47%)
Total GAAP net revenue	1,209	949	695	808	1,123	(7%)
Xbox One, PLAYSTATION 4	—	—	—	368	133
Xbox 360, PLAYSTATION 3	(275)	(307)	389	282	(316)
Other consoles	(1)	—	(1)	—	(1)
Total consoles	(276)	(307)	388	650	(184)
PC / Browser	127	(123)	(76)	86	(31)
Mobile	(4)	(9)	28	27	7
Other	(16)	(15)	5	1	(1)
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
Xbox One, PLAYSTATION 4	—	—	—	392	305	100%
Xbox 360, PLAYSTATION 3	508	187	687	707	246	(52%)
Other consoles	6	4	10	10	4	(33%)
Total consoles	514	191	697	1,109	555	8%
PC / Browser	379	175	198	296	207	(45%)
Mobile	105	104	103	124	122	16%
Other	42	25	42	43	30	(29%)
Total Non-GAAP net revenue	1,040	495	1,040	1,572	914	(12%)
Xbox One, PLAYSTATION 4	—	—	—	2%	16%
Xbox 360, PLAYSTATION 3	65%	52%	43%	53%	50%
Other consoles	—	—	1%	1%	—
Total consoles	65%	52%	44%	56%	66%
PC / Browser	21%	32%	39%	26%	21%
Mobile	9%	12%	11%	12%	10%
Other	5%	4%	6%	6%	3%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	—	—	—	25%	34%
Xbox 360, PLAYSTATION 3	49%	38%	66%	45%	27%
Other consoles	—	1%	1%	1%	—
Total consoles	49%	39%	67%	71%	61%
PC / Browser	36%	35%	19%	19%	23%
Mobile	10%	21%	10%	8%	13%
Other	5%	5%	4%	2%	3%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

*Other Consoles includes Wii and Playstation 2 as previously disclosed.
*Other includes Playstation Handhelds, Nintendo Handhelds and Other as previously disclosed.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY13	FY14	FY14	FY14	FY14	Change
CASH FLOW DATA
Operating cash flow	233	(248)	(6)	685	281	21%
Operating cash flow - TTM	324	320	342	664	712	120%
Capital expenditures	25	29	24	28	16	(36%)
Capital expenditures - TTM	106	104	103	106	97	(8%)
BALANCE SHEET DATA
Cash and cash equivalents	1,292	1,056	1,090	1,746	1,782	38%
Short-term investments	388	355	328	324	583	50%
Receivables, net	312	120	594	526	327	5%
Inventories	42	41	58	55	56	33%
Deferred net revenue (online-enabled games)
End of the quarter	1,044	590	935	1,699	1,490	43%
Less: Beginning of the quarter	1,213	1,044	590	935	1,699
Change in deferred net revenue (online-enabled games)	(169)	(454)	345	764	(209)
STOCK-BASED COMPENSATION
Cost of revenue	1	—	1	—	1
Marketing and sales	7	7	6	7	6
General and administrative	12	6	8	8	10
Research and development	22	20	23	25	22
Total stock-based compensation	42	33	38	40	39